UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2012

CardioNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33993	33-0604557
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

227 Washington Street #210
Conshohocken, PA	19428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On February 10, 2012, CardioNet, Inc., a Delaware corporation (the “Company”), entered into and closed on a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with ECG Scanning and Medical Services, Inc., an Ohio corporation (“ECG”) and ECG’s sole shareholders, John Nasuti and Randy Nasuti (each a “Seller” and together the “Sellers”).  Upon the closing of the transaction (the “Closing”), the Company acquired all of the issued and outstanding capital stock of ECG from the Sellers, and ECG became a wholly-owned subsidiary of the Company.  ECG is a provider of cardiac monitoring services in the United States.

Pursuant to the terms and conditions of the Stock Purchase Agreement, the Company (i) paid $5.8 million to the Sellers in cashupon the Closing and (ii) agreed to pay up to an additional $0.6 million to the Sellers in cash if ECG’s revenue meets certain agreed upon performance targets during the 12-month period following the Closing (the “Aggregate Consideration”).  The Aggregate Consideration is subject to a post-Closing increase or decrease based on the amount, if any, by which ECG’s net working capital at Closing exceeded or fell short of an agreed upon target.  The purchase price paid at Closing was funded with the Company’s cash on hand.

The foregoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Stock Purchase Agreement contains customary representations, warranties, covenants and indemnifications made solely for the benefit of the parties thereto.  The representations, warranties, covenants and indemnifications contained in the Stock Purchase Agreement are made only for purposes of the applicable agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms thereof, including being qualified by confidential disclosure schedules made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties, covenants and indemnifications or any description thereof as characterizations of the actual state of facts or condition of the Company or ECG.  Moreover, information concerning the subject matter of the representations, warranties, covenants and indemnifications may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01. Regulation FD Disclosure.

On February 10, 2012, the Company issued a press release announcing the execution of the Stock Purchase Agreement and the completion of the acquisition of ECG by the Company.  The press release is furnished with this Current Report as Exhibit 99.1.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Title
10.1	Stock Purchase Agreement, dated February 10, 2012
99.1	Press Release by the Company, dated February 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioNet, Inc.

February 10, 2012	By:	/s/ Peter Ferola
	Name:	Peter Ferola
	Title:	Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Stock Purchase Agreement, dated February 10, 2012
99.1	Press Release by the Company, dated February 10, 2012